                                                                 EXHIBIT (a)(7)
                          IMMEDIATE ATTENTION REQUIRED

                                                                    May 26, 1998

            Re: Primark Corporation Savings and Stock Ownership Plan

Dear Savings Plan Participant:

         Our records reflect that a portion of your individual account in the Primark Corporation Savings and Stock Ownership Plan (the "Savings Plan") is invested in the Primark Corporation Stock Fund.

         Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials describe an offer to purchase shares of common stock (including the associated common stock purchase rights) of Primark Corporation at prices not greater than $41.50 nor less than $34.00 per share. As described below, you have the right to instruct Fidelity Management Trust Company ("Fidelity"), as Trustee of the Savings Plan, concerning whether and on what terms to tender shares attributable to your individual account under the Savings Plan.

         YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO FIDELITY INSTITUTIONAL RETIREMENT SERVICES COMPANY IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 12, 1998, UNLESS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW. REGARDLESS OF YOUR PARTICIPATION IN THIS TENDER OFFER, YOUR ABILITY TO PERFORM CERTAIN TRANSACTIONS WILL BE AFFECTED BY THE OFFER, AS DESCRIBED ON PAGE 6.

         The remainder of this letter summarizes the transaction, your rights under the Savings Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other materials including the Offer to Purchase and the related Letter of Transmittal enclosed with this letter.

BACKGROUND

         Primark Corporation (the "Company") has made a tender offer to purchase up to 4,000,000 shares of its common stock, without par value (the "Shares") (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 29, 1997 between the Company and BankBoston, N.A., as the Rights Agent), at prices not greater than $41.50 nor less than $34.00 per Share. The enclosed Offer to Purchase, dated May 20, 1998 ("Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's shareholders.

         A tender of Shares pursuant to the Offer will include a tender of the associated Rights. No separate consideration will be paid for such Rights. For a description of the Rights, see Section 7 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

         The Company's Offer extends to the approximately 392,087 Shares currently held by the Savings Plan. Only Fidelity as Trustee of the Savings Plan can tender these Shares for sale. Nonetheless, as a Savings Plan participant, you have the right to direct Fidelity whether or not to tender some or all of the Shares attributable to your individual account in the Savings Plan. If you direct Fidelity to tender any of the Shares attributable to your individual account, you must also either specify the price or prices at which the Shares should be tendered or you may elect to accept the per Share purchase price resulting from the Dutch Auction tender process, which will result in receiving a price per Share as low as $34.00 or as high as $41.50. Shares in the Savings Plan that are unallocated will be tendered by Fidelity in the same proportion as the Shares with respect to which Fidelity has received instructions from participants.

         Please note that Fidelity is the holder of record of Shares attributable to your individual account under the Savings Plan. A tender of such Shares can be made only by Fidelity as the holder of record. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT UNDER THE SAVINGS PLAN.

         NONE OF FIDELITY, ITS AFFILIATES, THE COMPANY, ITS BOARD OF DIRECTORS OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

         Under the terms of the Trust Agreement, which governs Fidelity's roles and responsibilities as the Savings Plan trustee, unless otherwise required by law, Fidelity will follow the timely, completed Direction Forms of participants with respect to the Offer. Unless otherwise required by law, Fidelity will NOT tender Shares attributable to the individual accounts of participants from whom Fidelity has not received timely, completed Direction Forms. As provided in the Trust Agreement, Fidelity will tender unallocated shares in the same proportion as the total number of shares for which it has received instructions from participants.

         The Employee Retirement Income Security Act of 1974, as amended, prohibits the sale of Shares to the Company for less than adequate consideration, which Fidelity will determine based on the closing market price of the Shares on or about the date the Shares are tendered by Fidelity pursuant to the Offer. Accordingly, depending on the closing market price of the Shares on such date, Fidelity may be unable to tender Shares at certain directed prices within the offered range. In such event, Fidelity will follow participants' directions regarding the number of Shares to be tendered but will increase the price at which such Shares are tendered to such closing market price, which may result in such Shares not being purchased pursuant to the Offer.

CONFIDENTIALITY

         To assure the confidentiality of your decision, Fidelity and its affiliates or agents will tabulate the Direction Forms. Neither Fidelity nor its affiliates or agents will make the results of your individual direction available to the Company.

HOW THE OFFER WORKS

         The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to Savings Plan participants.

         - The Company has offered to purchase up to 4,000,000 of its Shares at a single per Share price not greater than $41.50 nor less than $34.00.

         - If you want any of the Shares attributable to your individual account under the Savings Plan sold on the terms and subject to the conditions of the Offer, you need to instruct Fidelity by completing the enclosed Direction Form and returning it in the enclosed return envelope.

         - You need to either specify on the Direction Form the per Share price (in multiples of $.125), which cannot be greater than $41.50 nor less than $34.00, at which you wish to tender the Shares attributable to your individual account under the Savings Plan or you may elect to accept the per Share purchase price resulting from the Dutch Auction tender process, which will result in receiving a price per Share as low as $34.00 or as high as $41.50.

         - The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on June 17, 1998, unless the Company extends the Offer. ACCORDINGLY, IN ORDER FOR FIDELITY TO MAKE A TIMELY TENDER OFFER OF THE SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT UNDER THE SAVINGS PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM IN THE RETURN ENVELOPE SO THAT IT IS RECEIVED BY FIDELITY AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 12, 1998, UNLESS EXTENDED.

         - Please complete and return the Direction Form even if you decide not to participate in the Offer. If Fidelity does not receive a completed, signed original Direction Form from you by such deadline, pursuant to the terms of the Savings Plan and the Trust Agreement relating to the Savings Plan, Fidelity will NOT tender any of your Shares unless it determines that such Savings Plan or Trust Agreement provision violates ERISA.

         - After the deadline above for returning the Direction Form to Fidelity Institutional Retirement Services Company, Fidelity and its affiliates or agents will complete the tabulation of all directions and Fidelity, as Trustee, will tender the appropriate number of Shares. For purposes of this tabulation, Fidelity will calculate the number of Shares attributable to your individual account as of the close of business on June
                  9, 1998 (which number may be different from the number indicated on the reverse side of the Direction Form, to the right of your address).

         - After the expiration date of the Offer, the Company will determine the per Share purchase price (not greater than $41.50 nor less than $34.00) (the "Purchase Price"), that allows the Company to purchase 4,000,000 Shares (or such lesser number of Shares as is validly tendered and not withdrawn at prices not greater that $41.50 nor less than $34.00 per Share). The Purchase Price will be paid for all purchased Shares, even those Shares tendered at a lower price.

         - Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 4,000,000, that were tendered at the Purchase Price or below. If there is an excess of Shares tendered over the exact number desired by the Company at the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration as set forth in Section 1 of the Offer to Purchase. Participants who tender Shares at or below the Purchase Price will receive the same per Share Purchase Price for Shares accepted for purchase.

         - If you direct the tender of any Shares attributable to your individual account at a price in excess of the Purchase Price as finally determined, those Shares will not be purchased, and those Shares will remain allocated to your individual account under the Savings Plan.

PROCEDURE FOR DIRECTING TRUSTEE

         A Direction Form for making your direction is enclosed. You must complete, sign and return the enclosed original Direction Form in the return envelope so that it is received at the address listed on the enclosed return envelope not later than 12:00 Midnight, New York City time, on Friday, June 12, 1998, unless extended. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. If your Direction Form is not received by this deadline, or if it is not fully or properly completed, the Shares attributable to your individual account under the Savings Plan will not be tendered. Please note that on the reverse side of the Direction Form the approximate number of Shares attributable to your individual account as of May 19, 1998 is indicated to the right of your address. As described above, the actual number of Shares attributable to your individual account for purposes of the Offer may vary from this amount.

         To properly complete your Direction Form, you must do the following:

         (1) On the face of the Direction Form, check Box 1 or 2. CHECK ONLY ONE BOX:

         - CHECK BOX 1 if you do not want the Shares attributable to your individual account tendered for sale at any price and simply want the Savings Plan to continue holding such Shares.

         - CHECK BOX 2 in all other cases and complete the table immediately below Box 2. Specify the percentage of Shares attributable to your individual account that you want to tender at each price indicated.

         - You may direct the tender of Shares attributable to your individual account at different prices. To do so, you must state the percentage (in whole numbers) of Shares to be sold at each indicated price by filling in the percentage of such Shares on the line immediately before the price. Also, you may elect to accept the per Share Purchase Price resulting from the Dutch Auction tender process, which will result in receiving a price per Share as low as $34.00 or as high as $41.50. Leave a line blank if you want no Shares tendered at that price. The total percentage of Shares attributable to your individual account under the Savings Plan may not exceed 100%, but it may be less than 100%. If this amount is less than 100%, you will be deemed to have instructed Fidelity NOT to tender the balance of the Shares attributable to your individual account under the Savings Plan.

         (2) Date and sign the Direction Form in the space provided.

         (3) Return the Direction Form in the enclosed return envelope so that it is received by Management Information Services, an agent of Fidelity Institutional Retirement Services Company, at the address on the return envelope not later than 12:00 Midnight, New York City time, on Friday, June 12, 1998, unless extended. Please complete and return the Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

         Your direction will be deemed irrevocable unless withdrawn by 12:00 midnight, New York City time, on Friday, June 12, 1998, unless extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling Fidelity at 1 (800) 421-3844. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed cancelled. You may direct the re-tendering of any Shares attributable to your individual account by obtaining an additional Direction Form from Fidelity and repeating the previous instructions for directing tenders as set forth in this letter.

EFFECT OF TENDER ON YOUR ACCOUNT

         For any Shares attributable to your individual account under the Savings Plan that are tendered and purchased by the Company, the Company will pay cash to the Savings Plan. In accordance with the Trust Agreement, Fidelity will invest the proceeds in the Primark Money Market Fund as soon as administratively possible and will credit such investment to your individual account. You may call Fidelity at l (800) 421-3844 after the reinvestment is complete to have the proceeds of the sale of Shares which were invested in the Primark Money Market Fund invested in other investment options offered under the Savings Plan.

         This Offer will not affect the investment of future contributions into the Primark Stock Fund. However, as of 4:00 p.m., Eastern Time, on Friday, June 5, 1998, you will be NOT be able to make exchanges in or out of the Primark Stock Fund until all tender offer processing has been completed. Additionally as of 4:00 p.m., Eastern Time, on Friday, June 5, 1998, you will not be able to make withdrawals from the Primark Stock Fund nor will full distributions be processed nor will you be able to take a loan from the Savings Plan until all tender offer processing has been complete. Fidelity will complete processing as soon as administratively possible.

         INDIVIDUAL PARTICIPANTS IN THE SAVINGS PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE SAVINGS PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN.

         For federal income tax purposes, no gain or loss will be recognized by participants in the Savings Plan as a result of the tender or sale of Shares held in the Savings Plan. However, certain tax benefits that may otherwise be available in connection with the future withdrawal or distribution of Shares from the Savings Plan may be adversely affected if Savings Plan Shares are tendered and sold. Specifically, under current federal income tax rules, if a participant receives certain kinds of distributions of Shares in kind from certain contribution sources, the excess of the fair market value of the Shares on the date of such withdrawal or distribution over the cost to the Savings Plan of those Shares is excluded from the value of the withdrawal or distribution for purposes of determining the participant's federal income tax liability with respect to the withdrawal or distribution. Any excess in market value over the cost will be taxed to the extent realized when the Shares are sold as long-term capital gain. If you direct Fidelity to tender Shares attributable to your individual account in the Offer, you may adversely affect your ability to take advantage of this tax benefit. If you direct Fidelity not to tender any Shares attributable to your individual account, the cost of Shares attributable to your individual account will not be affected.

SHARES OUTSIDE THE SAVINGS PLAN

         If you hold Shares directly, you will receive, under separate cover, tender offer materials directly from the Company, which can be used to tender such Shares directly to the Company. Those tender offer materials may not be used to direct Fidelity to tender or not tender the Shares attributable to your individual account under the Savings Plan. The direction to tender or not tender Shares attributable to your individual account under the Savings Plan may only be made in accordance with the procedures in this letter.

FURTHER INFORMATION

         If you require additional information concerning the terms and conditions of the Offer, please call D.F. King & Co., Inc., the Information Agent, at 1 (800) 290-6433. If you require additional information concerning the procedure to tender Shares attributable to your individual account under the Savings Plan, please contact Fidelity at 1 (800) 421-3844.

                                     Sincerely,

                                     FIDELITY MANAGEMENT
                                     TRUST COMPANY

            QUESTIONS AND ANSWERS FOR SAVINGS PLAN PARTICIPANTS ABOUT
                      THE PRIMARK CORPORATION TENDER OFFER

Q. WHY IS THE COMPANY OFFERING THIS TENDER OFFER TO PARTICIPANTS IN THE SAVINGS PLAN?

A. Under the terms of the Savings Plan, you have the right to direct the investment of the contributions allocated to your individual accounts. Shares of Company common stock are held in an individual account for you by Fidelity (along with the Savings Plan's other investment funds). The Savings Plan provides that in the event of a tender offer, you may direct Fidelity to tender the number of shares of Company common stock that are attributable to your individual account.

Q.       IF I DECIDE TO DIRECT FIDELITY TO TENDER THE SHARES THAT
         ARE ATTRIBUTABLE TO MY INDIVIDUAL ACCOUNT, WILL I BE
         ABLE TO RECEIVE THE PROCEEDS?

A. No. All proceeds from any Savings Plan shares that are tendered and sold will be automatically invested by Fidelity in the Fidelity Primark Money Market Fund. The proceeds will be part of your individual account and may not be distributed except in accordance with the applicable terms of the Savings Plan.

Q.       WILL I BE ABLE TO CHANGE THE INVESTMENT FUNDS IN WHICH
         THE PROCEEDS OF SAVINGS PLAN SHARES TENDERED ARE
         INVESTED?

A. Yes. Proceeds from the sale of Shares held by the Savings Plan may be invested in a different manner subject to the provisions of the Savings Plan by contacting Fidelity at 1 (800) 421-3844 after the reinvestment is complete.

Q.       IS THERE A FORM I HAVE TO RETURN?

A. Included in this mailing is a "Direction Form." Complete and return this form even if you decide not to direct the tender of any Shares.

Q.       WHAT IS THE DEADLINE FOR RETURNING THE DIRECTION
         FORM?

A. The form must be received by Fidelity at the address on the return envelope by 12:00 Midnight, on Friday, June 12, 1998, unless this deadline is extended.

Q.       WHAT IF I HAVE QUESTIONS?

A. Contact Fidelity at 1 (800) 421-3844 for information on the procedure for tendering the Shares attributable to your individual account under the Savings Plan. Contact D.F. King & Co., Inc., the information agent for the tender offer, at 1 (800) 290-6433 for questions on the terms and conditions of the Offer.

\                                 DIRECTION FORM

                             FOR PARTICIPANTS IN THE
              PRIMARK CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN

             BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE
              ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED
                                   MATERIALS.


                                  INSTRUCTIONS

         Carefully complete the detachable portion of this Direction Form below. Then insert today's date and sign your name in the spaces provided. Enclose this Direction Form in the included postage prepaid envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY MANAGEMENT INFORMATION SERVICES, AS AGENT OF FIDELITY INSTITUTIONAL RETIREMENT SERVICES COMPANY, AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 12, 1998, UNLESS THE OFFER IS EXTENDED. PLEASE COMPLETE AND
RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be ignored, and the Shares allocated to your individual account will not be tendered. Note that Fidelity also has the right to ignore any direction that it determines cannot be implemented without violating applicable law.

         NONE OF FIDELITY, ITS AFFILIATES, THE COMPANY, ITS BOARD OF DIRECTORS OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

        As of Tuesday, May 19, 1998, the approximate number of Shares allocated to your Savings Plan individual account is shown to the right of your address.

(CHECK ONLY ONE BOX)

/ /      1.       Please refrain from tendering and continue to HOLD all Shares allocated to my Savings Plan individual account.

/ /      2.       Please TENDER Shares allocated to my Savings Plan individual account in the percentage indicated below for each of the prices provided. (The total of the percentages may NOT exceed
                  100%, but it may be less than or equal to 100%.) If the total of the percentages is less than 100%, Fidelity will NOT tender the balance of the Shares allocated to my Savings Plan individual account. A blank space before a given price will be taken to mean that no Shares allocated to my Savings Plan individual account are to be tendered at that price. FILL IN
                  THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

___ Price to be Determined by the Dutch Auction tender process, which could be as low as $34.00 or as high as $41.50.

 __/ /$34.00     __/ /$35.00      __/ /$36.00       __/ /$37.00     __/ /$38.00      __/ /$39.00      __/ /$40.00      __/ /$41.00
 __/ /$34.125    __/ /$35.125     __/ /$36.125      __/ /$37.125    __/ /$38.125     __/ /$39.125     __/ /$40.125     __/ /$41.125
 __/ /$34.25     __/ /$35.25      __/ /$36.25       __/ /$37.25     __/ /$38.25      __/ /$39.25      __/ /$40.25      __/ /$41.25
 __/ /$34.375    __/ /$35.375     __/ /$36.375      __/ /$37.375    __/ /$38.375     __/ /$39.375     __/ /$40.375     __/ /$41.375
 __/ /$34.50     __/ /$35.50      __/ /$36.50       __/ /$37.50     __/ /$38.50      __/ /$39.50      __/ /$40.50      __/ /$41.50
 __/ /$34.625    __/ /$35.625     __/ /$36.625      __/ /$37.625    __/ /$38.625     __/ /$39.625     __/ /$40.625
 __/ /$34.75     __/ /$35.75      __/ /$36.75       __/ /$37.75     __/ /$38.75      __/ /$39.75      __/ /$40.75
 __/ /$34.875    __/ /$35.875     __/ /$36.875      __/ /$37.875    __/ /$38.875     __/ /$39.875     __/ /$40.875

The undersigned hereby directs Fidelity Management Trust Company, as Trustee of the Primark Corporation Savings and Stock Ownership Plan (the "Savings Plan"), to tender to Primark Corporation (the "Company"), in accordance with the Offer to Purchase, dated May 20, 1998, a copy of which I have received and read, the indicated percentage of shares of the Company's common stock, without par value (the "Shares") (including the associated common stock purchase rights), attributable to my Savings Plan individual account, or to hold such Shares, in either case as provided on the opposite side of this form.

                                        ---------------------------------
                                                        Signature

                                        ---------------------------------
                                                        Please print name

                                        ---------------------------------
                                                        Date